EXHIBIT 10.2
CENTENE CORPORATION

Form of Restricted Stock Unit Agreement Granted Under
2025 Stock Incentive Plan

THIS AGREEMENT is entered into by Centene Corporation, a Delaware corporation (hereinafter the “Company”), and <<Participant Name>> (hereinafter the “Participant”).

WHEREAS, the Company desires to align the long-term interests of its directors with those of the Company by providing the ownership interest granted herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.Grant of RSUs.

This Agreement evidences the grant by the Company on <<Grant Date>> (or the “Grant Date”) to <<Participant Name>> of <<RSU#>> restricted stock units (each an “RSU,” and collectively the “RSUs”) pursuant to the Company’s 2025 Stock Incentive Plan (the “Plan”), that will settle in shares of common stock, $.001 par value per share, of the Company (“Common Stock”), as provided in this RSU Agreement (the “Agreement”). The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as “Shares.” Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Plan.
2.Vesting.

Subject to Section 3 and 4 of this Agreement, 100% of the RSUs shall become vested on the earlier of the one year anniversary of the grant date and the date of the next annual meeting of stockholders of the Company which is at least 50 weeks after the immediately preceding year’s annual meeting (such date, the “Vesting Date”), provided that the continuous service of the Participant continues through the Vesting Date.
#VestingDateandQuantity#

3.Reorganization Event.

The foregoing vesting schedule notwithstanding, if a Change in Control (as defined in the Plan) occurs, all unvested RSUs shall automatically become 100% vested (“CIC Payment”) and to be settled no later than 30 days following the occurrence of the Change in Control or such later date as required to comply with Section 409A.

4.Distribution of Shares.

(a)Timing of Distribution. The Company will distribute to the Participant (or to the Participant’s beneficiary in the event of the death of the Participant occurring after the Vesting Date but before distribution of the corresponding Shares), as soon as administratively practicable after the Vesting Date (to be settled no later than 30 days following such event or such later date as required to comply with Section 409A), the Shares represented by RSUs that vested on such Vesting Date, except that, payment shall occur earlier and extinguish any further payment on any future Vesting Date in the event that a CIC Payment occurs or payment on death or disability occurs in accordance with Section 4(c) or, if applicable, in accordance with the terms of a valid deferral election made by the Participant with respect to the RSUs under the Company’s deferral election form.

(b)No Fractional Shares. No fractional Shares shall be issuable pursuant to any RSU. In lieu of any fractional shares to which the Participant would otherwise be entitled, the Company may, in its discretion, determine whether to pay, in lieu of such fractional Share, cash in an amount equal to such fractional Share multiplied by the Fair Market Value (as defined in the Plan) of a share of Common Stock, or whether any such fractional Share should be rounded down to the nearest whole Share, forfeited without consideration therefor, or otherwise eliminated.

(c)Termination of Service. In the event that the Participant’s service with the Company is terminated for any reason by the Company or by the Participant other than by reason of death or disability (within the meaning of Section 409A(a)(2)(c) of the Internal Revenue Code of 1986, as amended (the “Code”)), the unvested RSUs shall cease vesting and be forfeited as of the date of termination. In the event the Participant’s service with the Company is terminated by reason of death or disability (as defined previously in this Section 4(c)), 100% of the RSUs shall immediately vest and be distributed on the date of such death or disability (or within 30 days thereafter).

(d)Compliance Restrictions. The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including any applicable federal or state securities laws and the requirements of any stock exchange or quotation system upon which Common Stock may then be listed or quoted.

5.Restrictions on Transfer.

The RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except to the Participant's beneficiary as provided in Section 4(a) in the event of the Participant's death. The Participant's beneficiary can be designated and recorded with the Company’s stock plan administrator. In the absence of any such beneficiary designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s executor, administrator, or legal representative.
6.No Rights as a Stockholder.

Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or shall have any rights or privileges of, a stockholder of the Company in respect of any Share issuable pursuant to the RSUs granted hereunder until such Share has been delivered to the Participant.

7.Withholding Taxes.

The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the RSUs. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant is and remains the Participant’s responsibility.
8.Provisions of the Plan.

The RSUs are subject to the provisions of the Plan, a copy of which is being furnished to the Participant with this Agreement.

9.Miscellaneous.

(a)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. If a court of competent jurisdiction should determine that any of the provisions of this Agreement are overbroad or otherwise unenforceable because of the scope of such provisions, to the extent allowed by law, such court shall modify such provisions in a manner to render them enforceable, and such provisions, as may be modified, shall be fully enforceable as though set forth herein. Any such modification shall not affect the other provisions or clauses of this Agreement in any respect.

(b)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(c)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

(d)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after delivery to a United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this subparagraph (d).

(e)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the RSUs.

(f)Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

(g)Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

(h)Deferral. The Participant may elect to defer delivery of Shares issuable under unvested RSUs in accordance with the terms of a valid deferral election made by the Participant with respect to the RSUs under the Company’s deferral election form. Neither the Company nor the Participant may defer delivery of any Shares issuable under unvested RSUs except to the extent that such deferral complies with the provisions of Section 409A.

(i)Section 409A.

(i)This Agreement is intended to comply with the requirements of Section 409A, including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement in connection with a termination of service shall only be made if such termination of service constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

(ii)If any provision of this Agreement or the Plan shall be invalid or unenforceable, in whole or in part, or as applied to any circumstance, under the laws of any jurisdiction that may govern for such purpose, or if any provision of this Agreement or the Plan needs to be interpreted to comply with the requirements of Section 409A, then such provision shall be deemed to be modified or restricted, or so interpreted, to the extent and in the manner necessary to render the same valid and enforceable, or to the extent and in the manner necessary to be interpreted in compliance with such requirements of the Code, either generally or as applied to such circumstance, or shall be deemed excised from this Agreement or the Plan, as the case may require, and this Agreement or the Plan shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

(iii)Notwithstanding any other provision of this Agreement, if at the time of the Participant’s termination of service, the Participant is a “specified employee” determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A that are provided to the Participant on account of separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Participant’s termination date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest. If the Participant dies before the Specified Employee Payment Date, any delayed payments shall be paid to the Participant’s beneficiary in a lump sum within upon the Participant’s death.

(j)Provisions Related to Golden Parachute Excise Tax.

(i)Change in Control When the Shares are Not Publicly Traded. Notwithstanding anything to the contrary contained in this Agreement, to the extent that, upon a Change in Control prior to the time at which the Shares have become publicly traded, any of the payments and benefits provided for under the Plan, any award agreement or any other agreement or arrangement between the Company or any of its affiliates and the Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code (a “Parachute Payment”), the amount of such Payments shall be reduced to the amount (the “Safe Harbor Amount”) that would result in no portion of the Payments being treated as an excess parachute payment pursuant to Section 280G of the Code (the “Excise Tax”). If, upon a Change in Control prior to the time at which the Shares have become publicly traded, the Parachute Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to this Section 9(j)(i) could be paid without the loss of a deduction under Section 280G of the Code if the shareholder approval exception to treatment as a Parachute Payment can be and is satisfied, then the Company shall use its reasonable best efforts to cause such Parachute Payments to be submitted for such approval in accordance with Section 280G(b)(5)(B) prior to the Change in Control giving rise to such Parachute Payments. If such approval is received, any reduction or forfeiture pursuant to this Section 9(j)(i) shall be reversed, and the subject amount shall be payable to the Participant without regard to this Section 9(j).
(ii)Change in Control When the Shares are Publicly Traded. If upon a Change in Control occurring at any time that the Shares are publicly traded, any Payments would constitute Parachute Payments, then, if and solely to the extent that reducing the benefits payable hereunder would result in the Participant’s receiving a greater amount, on an after-tax basis, taking into account any Excise Tax and all applicable income and other taxes payable on such amounts, the amounts payable hereunder shall be reduced or eliminated, as the case may be, so that the total amount of Parachute Payments received by the Participant do not exceed the Safe Harbor Amount.

(iii)Order of Reduction in Payments. Any reduction in the amount of compensation or benefits effected pursuant to this Section 9(j) shall first come, in order and, in each case, solely to the extent necessary, from any cash severance benefits payable to the Participant, then from any other payments which are treated in their entirety as Parachute Payments and then from any other Parachute Payments payable to the Participant with the later possible payment or vesting date being reduced or eliminated before a payment or benefit with an earlier payment or vesting date; provided that if the foregoing order of reduction or elimination would violate Section 409A, then the reduction shall be made pro rata among the payments or benefits otherwise due or payable to the Participant.

(k)Consent to Electronic Delivery; Electronic Signature.

    In lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents by the Company, or any third party involved in administering the Plan that the Company may designate, may deliver in connection with this Award (including the Plan, this Agreement, account statements, or other communications or information) whether via the Company’s intranet or the internet site of such third party or via email or such other means of electronic delivery specified by the Company. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party involved in administering the Plan that the Company may designate and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

ELECTRONIC ACCEPTANCE

By the Participant’s electronic acceptance hereof, the Participant and the Company agree that this Award is granted and governed by the terms and conditions of the Plan and this Agreement.
By the Participant’s electronic acceptance hereof, the Participant agrees that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents by the Company, or any third party involved in administering the Plan that the Company may designate, may deliver in connection with this Award (including the Plan, this Agreement, account statements, or other communications or information) whether via the Company’s intranet or the internet site of such third party or via email or such other means of electronic delivery specified by the Company. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party involved in administering the Plan that the Company may designate.